Independent Auditors' Consent



To the Board of Trustees and Shareholders of Aquila Cascadia Equity Fund:

We consent to the use of our report dated April 16, 2001 with respect to Aquila Cascadia Equity Fund incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" and "Transfer Agent, Custodian, and Auditors" in the Statement of Additional Information.



/s/ KPMG

New York, New York
July 26, 2001